Exhibit 99.1

MRC Global Announces Second Quarter 2025

Earnings Release Date

HOUSTON, TX – July 14, 2025 – MRC Global Inc. (NYSE: MRC) will release its second quarter 2025 results on Wednesday, August 6, 2025, before the market opens.

Due to the pending combination with DNOW Inc., MRC Global will not host a conference call or webcast to discuss its second quarter 2025 results.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of approximately 200 locations including valve and engineering centers. The company’s unmatched quality assurance program offers approximately 200,000 SKUs from over 7,100 suppliers, simplifying the supply chain for over 8,300 customers. Find out more at www.mrcglobal.com.

Contact:

Monica Broughton VP, Investor Relations & Treasury
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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